Table of Transactions

700 shares at 87.00
600 shares at 87.01
700 shares at 87.02
1100 shares at 87.03
600 shares at 87.04
1400 shares at 87.05
1600 shares at 87.06
900 shares at 87.07
600 shares at 87.08
400 shares at 87.09
1700 shares at 87.10
300 shares at 87.11
200 shares at 87.12
100 shares at 87.14
300 shares at 87.15
1200 shares at 87.16
1000 shares at 87.17
700 shares at 87.18
100 shares at 87.19
2600 shares at 87.2
1300 shares at 87.21
1700 shares at 87.22
6400 shares at 87.23
600 shares at 87.24
4500 shares at 87.25
4800 shares at 87.26
2200 shares at 87.27
3700 shares at 87.28
1700 shares at 87.29
3700 shares at 87.3
2000 shares at 87.31
1500 shares at 87.32
2400 shares at 87.33
1700 shares at 87.34
3600 shares at 87.35
1200 shares at 87.36
1700 shares at 87.37
800 shares at 87.38
200 shares at 87.39
400 shares at 87.4
200 shares at 87.41
800 shares at 87.42
700 shares at 87.43
400 shares at 87.44
2400 shares at 87.45
1600 shares at 87.46
200 shares at 87.47
500 shares at 87.49
1200 shares at 87.5
100 shares at 87.53
800 shares at 87.54
200 shares at 87.55
100 shares at 87.56
900 shares at 87.57
300 shares at 87.58
500 shares at 87.59
1700 shares at 87.6
300 shares at 87.61
700 shares at 87.63
100 shares at 87.64
1900 shares at 87.65
700 shares at  87.67
600 shares at 87.68
700 shares at 87.69
200 shares at 87.7
300 shares at 87.71
200 shares at 87.72
400 shares at 87.73
200 shares at 87.74
600 shares at 87.75
1200 shares at 87.76
400 shares at 87.77
100 shares at 87.78
500 shares at 87.79
3200 shares at 87.80
300 shares at 87.81
100 shares at 87.82
1600 shares at 87.83
2200 shares at 87.84
800 shares at 87.85
400 shares at 87.86
200 shares at 87.87
3600 shares at 87.88
1600 shares at 87.89
600 shares at 87.90
300 shares at 87.93
200 shares at 87.97
300 shares at 87.99

100000 total shares at an average sale price of $87.40732